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                                                              EXHIBIT 3.02
                                    BY-LAWS

                                       OF

                                  INMOLD, INC.

                          As Adopted on April 10, 1997

                         As Amended on November 12, 1998
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                                    BY-LAWS

                                       OF

                                  INMOLD, INC.

                            (a Indiana corporation)*

                                   ARTICLE I

                         Incorporators and Shareholders


         Section 1. ANNUAL MEETING. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may property come before the meeting shall be held (unless such action is taken by written consent of the shareholders in lieu of a particular annual meeting) on the regularly scheduled meeting day which shall be the Last Tuesday in October of each year (or if that day be a legal holiday at the place where such meeting is to be held, then on the next succeeding business day) at the registered office of the Corporation at 901 Wilshire Drive, Suite 360, Troy, Michigan 48084, at 10:30 A.M. local time or at such other time on said day at such place, either within or without the State of Indiana, as the Board of Directors of the Corporation (hereinafter called the Board) may designate in the notice thereof Failure to hold an annual meeting or delay in holding an annual meeting is governed by the Indiana Business Corporation Law. (Amended November 12, 1998)

         Section 2. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation of the Corporation, may be called by the chairman of the Board or by the President, and shall be called by the President or Secretary upon the order of the Board, or at the request in writing (stating the purpose or purposes of the proposed meeting) of shareholders owning a majority in amount of 9 of the issued and outstanding capital stock of the Corporation and entitled to vote at such meeting. The time and place, either within or without the State of Indiana, shall be fixed by the Board unless it shall refuse to so act, in which case such matters shall be fixed by the Chairman of the Board or President if the meeting is called by such persons or by the requesting shareholders, if the meeting is requested by them.

         Section 3. NOTICE OF MEETINGS. Except as otherwise required by law, the Articles of Incorporation of the Corporation or stock exchange rules, written notice of each annual or special meeting of the shareholders shall be given not less than ten nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at such meeting

____________
- Section citations refer to relevant sections of the Indiana Business Corporation Law, as amended, and successor legislation. The Sections may not be the only sections bearing on particular situations.
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which shall be transmitted to him in accordance with Article VII, Section 8.
Except as otherwise expressly required by law, no publication of any notice of a meeting of the shareholders shall be required. Every such notice shall state the place, date and hour of the meeting, and the purpose or purposes for which it was called. Notice of any meeting need not be given to any shareholder who attends such meeting in person or by proxy, except where a shareholder attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. If said adjournment is for more than 30 days, or if after said adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to vote at the meeting. Article VII, Section 7 allows for waiver of notice otherwise required under this Section.

         If action is to be taken in a meeting or by written consent and holders of securities of the Corporation which are registered under the Securities Exchange Act of 1934 or any successor federal law (the "Act") are entitled to vote upon such action and no proxies are to be solicited under the Act, then notice of the action and an information statement under Regulation 14C under the act shall be sent or given to such holders at least 20 days prior to the meeting date, if any, or at least 20 days prior to the earliest date on which the corporate action may be taken.

         Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

         Section 4. QUORUM. Unless a greater or a lesser quorum is provided in the Articles of Incorporation of the Corporation; the Indiana Business Corporation Law, as amended, or elsewhere in these By-Laws, and subject to any minimum vote requirements under any other Indiana law, at each annual or special meeting of the shareholders, if shareholders holding not less than a majority of the voting power of the shares of capital stock of the Corporation issued, outstanding and entitled to be voted thereat in any class or other aggregation of classes voting in the aggregate and not by class are present in person or by proxy, they shall constitute a quorum for the transaction of any form of business, including without limitation the election of Directors. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, no business may be transacted and a majority in voting interest of those shareholders present in person or by proxy and entitled to vote thereat or any office entitled to preside at such meeting may adjourn such meeting from time to time until shareholders holding the amount of stock requisite for a quorum shall be present or represented. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called. The shareholders present in person or by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal or enough shareholders to leave less than a quorum. See Article VII, Section 7.

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         If a class or a series of securities is required to vote on a subject, this section shall govern concerning whether or not a quorum for purposes of the transaction of business by the class or quorum is present.

         Section 5. ADJOURNMENTS. Any shareholders' meeting, annual or special, may be adjourned from time to time, regardless of whether a quorum was present, by a vote of a majority of the shares present thereat in person or by proxy. See
Article 1, Section 3.

         Section 6. ORGANIZATION. At each meeting of shareholders, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:
         (a)  The Chairman of the Board;
         (b)  the Vice Chairman;
         (c)  the President;
         (d)  any Executive Vice President;
         (e) any Vice President, designated in the following order of precedence by the Board; the Executive Committee or the President to act as chairman of said meeting and to preside thereat; or
         (f) a shareholder of record of the corporation who shall be chosen to be chairman of such meeting by a majority in voting interest of the shareholders present in person or by proxy and entitled to vote thereat.
         The Secretary, or, if he shall be absent from such meeting, the person (who shall be an Assistant Secretary, if an Assistant Secretary shall be present thereat) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

         Section 7. PROCEDURE. The shareholders shall keep regular minutes of their proceedings. So far as practicable, the order of business and rules of procedure at each meeting of the shareholders shall be as follows, but the same may be limited, modified, expanded and/or changed by the chairman or by vote of a majority in voting interest of those shareholders present in person or by proxy at such meeting and entitled to vote thereat:
         (a)  Proof of due notice of meeting;
         (b)  call or roll-examination of proxies;
         (c)  reading and disposal of any unapproved minutes;
         (d)  reports of officers and committees;
         (e)  completion of unfinished business;
         (f) consideration of new business, including where applicable, election of directors; and
         (g)  adjournment of meeting.

         Section 8. TAKING ACTION WITHOUT MEETING; CONSENT; NUMBER OF SHAREHOLDERS; ACTION REQUIRING FILING OF CERTIFICATES; PROCEDURE; CONSENT BY ALL SHAREHOLDERS ENTITLED TO VOTE. Any action required or permitted by the Indiana Business Corporation Law to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent

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in writing, setting forth the action so taken, is signed by the holders of outstanding shares holding at least a majority of the voting power on the action proposed to be taken at a meeting or having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within sixty (60) days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents signed by a sufficient number of shareholders to take the action are delivered to the Corporation. Delivery shall be to the Corporation's registered office, its principal place of business, or an officer or agent of the Corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the Corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing. If the action consented to would have required filing of a certificate under any other section of the Indiana Business Corporation Law, if the action had been voted upon by shareholders at a meeting of the shareholders, the certificate filed under such other section shall state, in lieu of any statement required by the section concerning a vote of shareholders, that both written consent and written notice have been given as provided in this section.

         Any action required or permitted by the Indiana Business Corporation Law to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if before or after the action A the shareholders entitled to vote consent in writing. If the action consented to would have required filing of a certificate under any other section of the Indiana Business Corporation Law if the action had been voted upon by shareholders at the meeting, the certificate filed under a different section shall state, in lieu of any statement required by the section concerning a vote of shareholders, that written consent has been given as provided by section 407 of the Indiana Business Corporation Law.

         Section 9. VOTING, PROXIES AND ACTION BY WRITTEN CONSENT. A shareholder shall at each meeting of the shareholders be entitled to the votes attributed to his shares under the Articles of Incorporation of the Corporation for shares of capital stock of the Corporation which have voting power on the matter in question and which were held by him and registered in his name on the books of the Corporation on the date fixed pursuant to the provisions of Section 5 of Article V of these By-Laws as the record date for the determination of shareholders who shall be entitled to receive notice of, and to vote at, such meeting. Particular voting rights are dealt with under the section(s) of the Indiana Business Corporation Law cited at the end of this paragraph. The Corporation shall not vote shares of its own stock belonging to the Corporation directly or indirectly. Any vote of the capital stock of the Corporation may be given either orally or in writing at any meeting of the shareholders by the shareholder entitled thereto in person or by his proxy appointed by an instrument in writing signed by such shareholder or his authorized agent or representative and bearing a date not more than three years prior to the date of meeting in question (unless otherwise provided in the proxy) which shall be delivered to the Secretary or an Assistant Secretary or to the Secretary of the meeting. Attendance at any meeting by a shareholder who may theretofore have

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given a proxy (not given more than six months prior to its exercise, unless it is coupled with an interest or unless the duration is specified therein, which may not be more than seven years) shall not have the effect of revoking the same unless he shall in writing so notify the Secretary of the meeting prior to the voting of the proxy. Except as otherwise provided under the then existing law of the State of Indiana, in these By-Laws or in the Articles of Incorporation of this Corporation, at all meetings of shareholders all elections and questions shall be decided by the vote of a majority in voting interest of the shareholders present in person or by proxy and entitled to vote thereon. The vote at any meeting of the shareholders on any question need not be by ballot, unless so directed by the chairman of the meeting or by any shareholder. On a vote by ballot, each ballot shall be signed by the shareholder voting, or by his proxy, if there be such proxy. Copies of proxies that are entirely reproduced may be exercised in lieu of the original. Proxies may be transmitted by telegraph, cablegram or other electronics transmission so long as they set forth or are submitted with sufficient information to establish that they were authorized by the stockholder(s).

         A shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize other persons to act for him by proxy.

         The authority of the holder of a proxy to act is not revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of the incompetence or death is received by the corporate officer responsible for maintaining the list of shareholders.

         A proxy is revocable at the pleasure of the shareholder executing it, except where it is entitled "irrevocable proxy" and it states that it is irrevocable, in which case it is irrevocable if and when it is held by any of the following or a nominee of any of the following:
         (a)  A pledgee of or other holder of a security interest in the shares.
         (b)  A person who has purchased or agreed to purchase the shares.
         (c) A creditor of the Corporation who extends or continues credit to the Corporation in consideration of the proxy.
         (d) A person who has contracted to perform services as a director, officer or employee of the Corporation, if a proxy is required by the contract of employment.
         (e) A person designated by or under an agreement enforceable under the Indiana Business Corporation Law.
         (f)  A holder of any other proxy coupled with an interest.

         A proxy becomes revocable notwithstanding a provision making it irrevocable, after the pledge is redeemed or the security interest is terminated, or the debt of the Corporation is paid, or the period of employment provided for in the contract of employment has terminated, or the agreement under the Indiana Business Corporation Law has terminated.

         A proxy is revocable, notwithstanding a provision making it irrevocable, by a purchaser of shares who did not know of existence of the provision unless the existence of the proxy and its irrevocability are noted conspicuously on the face or back of the certificate representing the shares.

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Shareholders may take action required or permitted by the Indiana Business
Corporation Law and its successor legislation at an annual or special meeting of shareholders or otherwise, which they have a right or are permitted to vote upon by written consent, before or after the action, without prior notice and without a vote, if such consent is given by the holders of all the outstanding shares of the class or classes of capital stock with such voting rights or privileges, or by the holders of such shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all such shares were present and voted, provided that such consent shall be filed with the minutes of proceedings of the shareholders, within sixty (60) days. (Article VII(6) of the Articles of Incorporation of the Corporation.) See
Article 1, Section 3 regarding notice sometimes required in conjunction with action by consent.

         Section 10. LIST OF SHAREHOLDERS. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment thereof. The list shall:
         (a) Be arranged alphabetically within each class and series, with the address of, and the number of shares held by each shareholder;
         (b)  be produced at the time and place of the meeting;
         (c) be subject to inspection by any shareholder during the whole time of the meeting; and
         (d) be prima facie evidence as to who are the shareholders entitled to examine the list or to vote at the meeting.

         If the requirements of this Section have not been complied with, on demand of a shareholder in person or by proxy, who in good faith challenges the existence of sufficient votes to carry any action at the meeting, the meeting shall be adjourned until the requirements are complied with. Failure to comply with the requirements of this Section does not affect the validity of an action taken at the meeting before the making of such a demand.

         Section 11. INSPECTORS OR ELECTION. The Board, in advance of a shareholders' meeting may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders' meeting may, and on request of a shareholder entitled to vote thereat shall, appoint one or more inspectors. In case a person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. The requirement of appointing inspectors is waived unless compliance therewith is requested by a shareholder present in person or by proxy and entitled to vote at the meeting.

         The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or a shareholder entitled to vote thereat, the inspectors shall make and execute a written report to the person presiding at the meeting

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of any of the facts found by them and matters determined by them. The report is prima facie evidence of the facts and of the vote as certified by the inspectors.

         Section 12. MEETING OF INCORPORATORS. The first meeting of this Corporation shall be called by a notice signed by any incorporator designating the time and place of the meeting, which place may be either within or without the State of Indiana. The notice shall state that the purpose of the meeting is to select a board of directors and may state that an additional purpose of the meeting is to adopt by-laws. Such notice may be given in the same manner as that for special meetings of shareholders in Article 1, Section 3. Action by unanimous written consent filed with the records of the Corporation may be taken by incorporators in lieu of such first meeting. Article VII, Section 7, governs waiver of such notice.

         Section 13. PREINCORPORATION CONTRACTS. No contract made by the incorporators for or on behalf of the Corporation which was formed preliminary to the filing of the Articles of Incorporation shall be deemed to be invalid or ineffectual because it was made prior to such filing, and all property held by such incorporators for the benefit of the Corporation shall be deemed to be the property of the Corporation. See Article V, Section 6.

         Section 14. VOTING BY CORPORATIONS, PLEDGEES. (1) Shares standing in the name of another domestic or foreign corporation, whether or not the corporation is subject to the Indiana Business Corporation Law, may be voted by an officer or agent, or by proxy appointed by an officer or agent or by some other person, who by action of its board or pursuant to its by-laws, shall be appointed to vote such shares.
         (2) A shareholder whose shares are pledged is entitled to vote the shares until they have transferred into the name of the pledgee, or a nominee of the pledgee.

         Section 15. VOTING BY FIDUCIARIES. (1) Shares held by a person in a representative or fiduciary capacity may be voted by him without a transfer of the shares into his name.
         (2) Shares held jointly by fiduciaries, where the instrument or order appointing the fiduciaries does not otherwise direct, shall be voted as follows:
         (a)  If only one fiduciary votes, his act binds all;
         (b) if more than one fiduciary votes the shares shall be voted as the majority of the fiduciaries determines; or
         (c) if the fiduciaries are equally divided as to how the shares shall be voted, a court having jurisdiction, in an action brought by any of the fiduciaries or by any beneficiary, may appoint an additional person to act with the fiduciaries in such matter, and the stock shall be voted by the majority of such fiduciaries and such additional person.

         Section 16. VOTING BY JOINT TENANTS; TENANTS IN COMMON. Shares held by two or more persons as joint tenants or as tenants in common may be voted at a meeting of shareholders by any of such persons unless another joint tenant or tenant in common seeks to vote any of such shares in person or by proxy. In the latter event, the written agreement, if any, which

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governs the manner in which the shares shall be voted, controls if presented at the meeting. If no such agreement is presented at the meeting, the majority in interest of the joint tenants or tenants in common present shall control the manner of voting. If there is no such majority, the shares, for the purpose of voting, shall be divided among such joint tenants or tenants in common in accordance with their interest in the shares.

         Section 17. BENEFICIAL OWNERS. The Corporation may establish a procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the Corporation as the shareholder. The procedure established may determine the extent of this recognition.

         The  procedure may set forth any of the following:
         (a)  The types of nominees to which it applies.
         (b) The rights or privileges that the Corporation recognizes in a beneficial owner.
         (c)  The manner in which the procedure is selected by the nominee.
         (d) The information that must be provided when the procedure is selected.
         (e)  The period for which selection of the procedure is effective.
         (f)  Other aspects of the rights and duties created.

         Section 18. VOTING OF SHARES OWNED BY RELATED CORPORATION PROHIBITED. Absent an order of a court of competent jurisdictions based upon a determination that special circumstances exist and the best interests of the Corporation would be served, the shares of the Corporation shall not be voted on any matter or considered to be outstanding shares if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and the Corporation owns, directly or indirectly, a majority of the shares entitled to vote for Directors of the second corporation.

         Section 19. REDEEMABLE SHARES; VOTING. After written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem the shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, the shares shall not be voted on any matter nor deemed to outstanding shares.

         Section 20. AGREEMENTS AS TO VOTING RIGHTS. An agreement between two
(2) or more shareholders, if in writing and signed by the parties may provide that in exercising voting rights, the shares held by them shall be voted as provided in the agreement, or as they may agree, or as determined in accordance with a procedure agreed upon by them. A voting agreement executed pursuant to this Section, whether or not proxies are executed pursuant to the Agreement shall be specifically enforceable.

         Section 21. VOTING TRUSTS; DURATION; PROCEDURE; ISSUANCE OF CERTIFICATES. A shareholder may confer upon a trustee the right to vote or otherwise represent his shares for not to exceed ten (10) years, by entering into a written voting Trust Agreement setting forth the terms and conditions of the voting trust by filing an executed counterpart of the Agreement

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at the registered office of the Corporation, and by transferring his shares to the trustee for purposes of the Agreement. After filing of the Agreement, certificates for shares so transferred shall be surrendered and canceled and new certificates therefor issued to the trustee stating that they are issued under the agreement. In the entry of such ownership in the records of the Corporation that fact shall also be noted, and the trustees may vote the transferred shares during the term of the agreement. The filed copy of the voting Trust Agreement is subject to inspection at any reasonable time by a shareholder or a holder of a beneficial interest in the voting trust, in person or by agent or attorney. Voting trust certificates shall be issued to evidence beneficial interests in the voting trust.

         Section 22. RESPONSIBILITY OF TRUSTEE VOTING SHARES; MORE THAN ONE TRUSTEE; MANNER OF VOTING. A trustee who votes shares subject to a voting trust incurs no responsibility as shareholder, trustee, or otherwise, except for his malfeasance.

         Where two (2) or more persons are designated as voting trustees, and the right and method of voting shares in their names at a meeting of shareholders are not fixed by the Agreement appointing the trustees, the right to vote and the manner of voting the shares at the meeting shall be determined by a majority of the trustees. If the trustees are equally divided as to how the shares shall be voted, the vote shall be divided equally among the trustees.

         Section 23. EXTENDING DURATION OF VOTING TRUST; PROCEDURE; VALIDITY OF TRUST UNAFFECTED. At any time within twelve (12) months before expiration of a voting Trust Agreement as originally fixed or as extended as herein provided, one (1) or more beneficiaries of the voting trust, by agreement in writing and with written consent of the voting trustees, may extend the duration of the voting Trust Agreement with regard to the shares subject to their beneficial interest for an additional period not exceeding any limitations under the Indiana Business Corporation Law. The voting trustees, before expiration of the voting Trust Agreement as originally fixed or as previously extended, shall file in the registered office of the Corporation an executed counterpart of the extension agreement and of their consent thereof, and thereupon the duration of the voting Trust Agreement shall be executed for the period fixed in the extension agreement. An extension agreement does not affect the rights or obligations of persons not parties thereto.

         The validity of a voting trust or and extension thereof, otherwise lawful, is not affected during its existence by the fact that by its terms it will or may last beyond any particular period; but it shall become inoperative at the end of such period.

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                                   ARTICLE II

                               Board of Directors


         Section 1. GENERAL POWERS. The properties, business and affairs of the Corporation shall be managed by the Board to the full extent provided by the then existing law of the State of Indiana, Articles of Incorporation, these By-Laws, and any other applicable law.

         Section 2. NUMBER AND QUALIFICATIONS. Subject to the requirements of the then existing law of the State of Indiana, the Board may from time to time by the vote of a majority of the Board determine the number of director positions on the Board, but in no case shall the number be less than one (1) nor more than eleven (I 1). Until the Board shall otherwise so determine, the number of director positions on the Board shall be eleven (I 1). A director need not be a shareholder of the Corporation. (Amended November 12, 1998)

         Section 3. CLASSES, TENURE AND ELECTION OF DIRECTORS. At each annual meeting of the shareholders for the election of directors (or special meeting of shareholders in lieu thereto at which a quorum is present, the persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the directors. Holders of Common Stock of the Corporation do not possess cumulative voting rights. (See Article III of the Articles of Incorporation of the Corporation.)

         Upon organization of the Corporation, directors shall be elected by the incorporators to hold office of a term expiring at the next succeeding annual meeting. Whenever the holders of any series of Preferred Stock shall be entitled, voting separately as a class, to elect directors, the initial term of all directors elected by such holders shall expire at the next succeeding annual meeting of shareholders. Subject to the foregoing, at each annual meeting of shareholders the successors to the directors whose terms shall then expire shall be elected to hold office for a term expiring at the next succeeding annual meeting. Vacancies that occur prior to the expiration of the then current term (whether as a result of a newly created director position on the Board or otherwise), if filled by the Board shall be filled only until the next succeeding annual meeting. Each of the directors of the Corporation shall hold office unto the annual meeting of shareholders next after his election and until his successor shall be elected and qualified or until his earlier death, resignation or removal.

         Section 4. ORGANIZATION, ORDER OF BUSINESS AND PROCEDURE. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:
         (a)  The Chairman of the Board;
         (b)  the Vice Chairman;
         (c)  the President; or
         (d) any director chosen by a majority of the directors present thereat.

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The Secretary, or if he shall be absent from such meeting, the person whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof. The order of business and rules of procedure at each meeting of the Board shall be determined by the chairman of such meeting, but the same may be changed by the vote of a majority of those directors present at such meeting. The Board shall keep regular minutes of its proceedings and all material action shall be reported to the shareholders at the next annual meeting of shareholders.

         Section 5. RESIGNATIONS. Any director may resign at any time by giving written notice of his resignation to the Corporation through the Board, the President, Chairman of the Board, the Vice Chairman or the Secretary. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by any of the aforesaid parties. Except as specified therein, acceptance of such resignation shall not be necessary to make it effective.

         Section 6. VACANCIES. If any vacancies (as a result of death, resignation or removal) shall occur among the directors, or if the number of directors shall at any time be increased, the directors in office, although less than a quorum, may fill the vacancies or newly created directorships by affirmative vote of a majority of the remaining Directors, or any such vacancies or newly created directorships may be filled by the shareholders at any meeting thereof. See Article VII of the Articles of Incorporation of the Corporation. The tenure of directors elected hereunder shall be as set forth under Article II, Section 3.

         If because of death resignation or other cause, the Corporation has no directors in office, an officer, a shareholder, an executor, administrator, trustee or guardian of a shareholder, or other fiduciary entrusted with like responsibility for the person or estate of a shareholder, may call a special meeting of shareholders in accordance with Article 1, Section 2 of the By-Laws for the purpose of filling one or more vacancies on the Board.

         Section 7. LOCATION OF MEETINGS AND OFFICES. The Board may hold its meetings and have an office or offices at such place or places within or without the State of Indiana as the Board may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof. This Section shall not govern dates, times, places, notices or waivers of notice in connection with annual meetings of the Board.

         Section 8. ANNUAL MEETINGS. Unless the Board shall by resolution otherwise determine, immediately after each annual election of directors, the Board shall meet at the place where such election was held within or without the State of Indiana, for the purpose of organization, election of officers and transaction of other business. If the Board shall determine that such meeting shall be held at a different place, date and hour, than that for the shareholders meeting for the election of directors, notice thereof shall be given in the manner hereinafter provided for special meetings of the Board. Other than the foregoing, notice shall not be required for this meeting.

         Section 9. REGULAR MEETINGS. Regular meetings of the Board shall be held at such times as the Board shall from time to time determine. Notices of regular meetings need not be given. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be postponed until the same hour of the next succeeding business day. The Chairman of the Board or the President may alter the time and place of a Regular Meeting by notice to all directors then in office.

         Section 10. SPECIAL MEETINGS; NOTICE AND WAIVER. Special Meetings of the Board shall be held whenever called by the Chairman of the Board, the Vice Chairman, the President or any two of the directors. A notice of each such special meeting shall be given as hereinafter in this Section provided, which notice shall specify the place, date and hour of such meeting, but, except as otherwise expressly provided by law, the business to be transacted at the special meeting and the purposes thereof need not be stated in such notice. Notice of each such meeting shall be transmitted to each director in accordance with Article VII, Section 8 at least two days before the day on which such meeting is to be held. Notice of any meeting of the Board need not, however, be given to any director if waived by him in writing in accordance with Article VII, Section 7 before, during or after such meeting or if he shall be present at such meeting, except where he attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened; and any meeting of the Board shall be a legal meeting without any notice thereof having been given if all the directors of the Corporation then in office shall be present thereat.

         Section 11. QUORUM AND VOTING. Except as otherwise provided under the then existing law of the State of Indiana, or in these By-Laws, one-third (1/3), but not less than two (2) (or one, where only one director is in office and no vacancies exist as a result of death, resignation or removal), of the directors shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum, a majority of the directors present thereat may adjourn such meeting from the to time until a quorum shall be obtained. Except for announcement at the adjourned meeting, notice of any adjourned meeting need not be given. The directors shall act only as a board and the individual directors shall have no power as such. (See
Article IX regarding an exception to the quorum requirements for amendments to the By-Laws.)

         A member of the Board may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this subsection constitutes presence in person at the meeting.

         Section 12. ACTION OF BOARD OR COMMITTEE BY CONSENT. Any action required, or permitted to be taken pursuant to authorization voted at a meeting of the Board or a Committee thereof may be taken without a meeting if, before or after the action, all members of the Board or of such committee, as the case may be, consent thereto in writing and such writing is filed with the minutes of proceedings of the Board or committee. Action by consent may be taken in lieu of any annual or special meeting of the Board or committee with the same effect as a vote thereof for all purposes.

         Section 13. COMPENSATION. The Board, by affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the corporation as directors or officers. In this regard the Board may authorize all the directors to be paid their expenses, if any, of attendance at such meeting of the Board, and a fixed sum for attendance at such meeting of the Board. Directors as such shall not receive any stated salary for their services. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor over and above that authorized under this Section. The Board may allow members of the Executive Committee and/or of other standing or special committees like compensation plus a stated salary for services as a committee member and expenses of attending committee meetings.

         Section 14. REMOVAL. Pursuant to Article VII, Section (8) of the Articles of Incorporation of the Corporation, the Board may, at any time, by majority vote of the directors then if office, remove a director with cause and the shareholders, acting by vote of not less than two thirds of holders of outstanding shares of capital stock of the Corporation having the power to vote to elect directors may remove a director or the entire Board with or without cause, at any time, by vote of the holders of a majority of the shares entitled to vote at the election of directors.

         Section 15. BONUS PLAN AND STOCK OPTION PLAN. The Board shall have power to adopt and to repeal from time to time, a bonus plan and a stock option plan for employees of the Corporation or any subsidiary, including employees who are also directors of the Corporation or any such subsidiary. Power to construe, interpret, administer, modify or suspend any such bonus plan and any such stock option plan may be vested in any standing committee of the Board.

         Section 16. TRANSACTIONS WITH CORPORATION. A contract or other transaction between the Corporation and one or more of its directors or officers, or between the Corporation and a domestic or foreign corporation, firm or association of any type or kind in which one or more of its directors or officers are directors or officers, or are otherwise interested, is not void or voidable solely because of such common directorship, officership or interest, or solely because such directors are present at the meeting of the Board or committee thereof which authorizes or approves the contract or transactior4 or solely because their votes are counted for such purpose if any of the following conditions is satisfied:
         (a)  The contract or other transaction is fair and reasonable to the
              Corporation when it is authorized, approved or ratified;
         (b)  the material facts as to his relationship or interest and as to the contract or transaction are disclosed or known to the Board or committee and the Board or committee authorized, approves or ratifies the contract or transaction by a vote sufficient for the purpose without counting the vote of any common or interested director; or
         (c) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or known to the shareholders, and they authorize, approve or ratify the contract or transaction.


         When the validity of a contract described above is questioned, the burden of establishing its validity on any of the grounds prescribed above is upon the director, officer, corporation, firm or association asserting its validity.


         Common or interested directors may be counted in determining the presence of a quorum at a Board or committee meeting at which a contract or transaction described above is authorized, approved or ratified.

         Section 17. RATIFICATION. Any transaction questioned in any shareholders' derivative suit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or shareholder, nondisclosure, miscomputation, or the application of improper principles or practices of accounting may be ratified before or after judgment, by the Board, or in case less than a quorum of directors are qualified, by the shareholders; and, if so ratified, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said ratification shall be binding upon the Corporation and its shareholders and shall constitute a bar to any claim or execution or any judgment in respect of such questioned transaction.

         Section 18. DUTIES AND RELIANCE OF DIRECTORS AND OFFICERS. A director or an officer shall discharge the duties of his position in good faith and with that degree of diligence, care and skill which an ordinarily prudent man would exercise under similar circumstances in a like position. In discharging his duties, a director or an officer, when acting in good faith, may rely upon the opinion of counsel for the Corporation, upon the report of an independent appraiser selected with reasonable care by the Board, or upon financial statements of the Corporation represented to him to be correct by the president or the officer of the Corporation having charge of its books of account, or stated in a written report by an independent public or certified public accountant or firm of such accountants to reflect fairly the financial condition of the Corporation.

         Section 19. CERTAIN ILLEGAL ACTIONS OF DIRECTORS, COMMITTEES AND SHAREHOLDERS AND DISSENT THERETO. Directors who vote for, or concur in any of the following corporate actions are jointly and severally liable to the Corporation for the benefit of its creditors or shareholders, to the extent of any legally recoverable injury suffered by such persons as a result of the action but not to exceed the amount unlawfully paid or distributed:
         (a) Declaration of a dividend or other distribution of assets to shareholders contrary to the law or contrary to any restriction in the Articles of Incorporation or By-Laws of the Corporation;
         (b) purchase of shares of the Corporation contrary to the Indiana Business Corporation Law or contrary to any restrictions in the
              Articles of Incorporation or the By-Laws of the Corporation;.
         (c)  distribution of assets to shareholders during or after dissolution of the Corporation without paying, or adequately providing for, all known debts, obligations and liabilities of the Corporation;
              or

         (d) making of a loan to an officer, director or employee of the Corporation or of a subsidiary thereof contrary to the Indiana Business Corporation Law.

         A director is not liable under this Section if he has complied with
Article II, Section 18.

         A shareholder who accepts or receives a dividend or distribution with knowledge of facts indicating it is not authorized by the Indiana Business Corporation Law is liable to the Corporation in the amount accepted or received by him.

         A director who is present at a meeting of the Board, or a committee thereof of which he is a member, at which action on a corporate matter referred to above is taken, is presumed to have concurred in that action unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to the action .With the person acting as secretary of the meeting before or promptly after the adjournment thereof The right to dissent does not apply to a director who voted in favor of the action. A director who is absent from a meeting of the board, or a committee thereof which he is a member, at which any such action is taken is presumed to have concurred in the action unless he files his dissent with the Secretary of the Corporation within a reasonable time after he has knowledge of the action.

                                  ARTICLE III

                                   Committees


         Section 1. STANDING AND ADMINISTRATIVE COMMITTEES. The Board may designate a standing executive committee, and/or one or more other standing committees, each of which shall have and may exercise the powers of the Board (consisting of at least one director), in the management of the business and affairs of the Corporation in respect of the matters hereinafter stated or as otherwise determined by the Board. These committees shall be the standing committees of the Corporation.

         The President may designate an administration committee to assist the President and to have the duties hereinafter stated. This committee she not be governed by these By-Laws as applicable to committees, except under Section 9 of this Article.

         Section 2. OTHER COMMITTEES. The Board may designate one or more other committees, which shall in each case consist of directors and shall have and may exercise such powers of the Board for such periods as the Board may determine in the respective resolutions designating such committees or from time to time. To the extent appropriate, the provisions of this Article shall govern such committees unless changed by a majority of all the members of any such committee, which may fix its rules or procedure, determine its action, fix the time and place, whether within or without the State of Indiana, of its meetings and specify what notice thereof, if any, shall be given, unless the Board shall by resolution otherwise provide. Each member or any such committee shall continue to be a member thereof only so long as he remains a director and at the pleasure of a majority of the Board. Any vacancies on any such committee may be filled by the Board.

         Section 3. ELECTION. The members of any committee shall be elected by the Board, as above provided at its first meeting after each annual meeting of shareholders.

         Section 4. VACANCIES. Vacancies in any committee shall be filled by the Board.

         Section 5. TENURE. Each member of any committee shall continue until his successor is duly elected and qualified and at the pleasure of the Board.

         Section 6. PROCEDURE AND QUORUM. Each standing committee shall fix its own rules of procedure and shall meet where and as provided by such rules, but the presence of a majority of the members thereof shall be necessary to constitute a quorum and the vote of a majority of the members present at a meeting at which a quorum and the vote of a majority of the members present at a meeting at which a quorum is present constitutes the action of the Committee. Each committee she keep minutes of its meetings.

         A member of a committee designated by the Board may participate in a meeting by means of conference telephone or similar communications equipment by means of which " persons participating in the meeting can hear each other. Participation in a meeting pursuant to this subsection constitutes presence in person at a meeting.

         Action of committees by unanimous written consent is governed by
Article II, Section 12.

         Section 7. RESIGNATION. Any member of any committee may resign at any time by delivering a written resignation to the Secretary of the Corporation. Unless otherwise stated in such notice of resignation, acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon receipt thereof by the Secretary. Resignation as a director shall automatically constitute resignation as a member of all committees.

         Section 8. EXECUTIVE COMMITTEE. The executive committee shall consist of the Chairman of the Board, the Vice Chairman, the President and the Executive Vice Presidents who by virtue of their offices shall be members and any other directors appointed by the Board. The Chairman of the Board shall be the chairman of the committee. During the intervals between meetings of the Board, the executive committee shall have and may exercise the powers of the Board including, without limitation, those powers referred to in Article VII, Section (3)(c) of the Articles of Incorporation of the Corporation in the management of the business and affairs of the Corporation and including the power to authorize the seal of the Corporation to be affixed to all papers which may require it. During the intervals between meetings of the executive committee, the chairman thereof shall have and may exercise the powers of the executive committee. All action taken by the chairman during the intervals between meetings of the executive committee in the exercise of such authority shall be reported to the executive committee. All actions by the executive committee and its chairman shall be reported to the Board and shall be subject to revision by the Board, provided that no acts or rights of third parties shall be affected thereby.

         Section 9. ADMINISTRATION COMMITTEE. The administration committee shall consist of as many members as are appointed thereto by the President, including the President who by virtue of his office shall be a member. The officer members of the administration committee who need not be directors shall be selected by the President and shall serve during the pleasure of the President. The President shall be the chairman of the committee. The administration committee she make recommendations to the President with respect to the banking and financial activities of the Corporation and shall also make recommendations on any other matters affecting the business and affairs of the Corporation that may be referred to it by the President or the executive committee.

         Section 10. MEMBERS. Any standing committee may consist of one or more directors of the Corporation designated by the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of any committee, the member or members thereof present at a meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director of the Corporation to act at the meeting in the place of any such absent or disqualified member.

                                   ARTICLE IV

                                    Officers

         Section 1. DESIGNATION. The officers of the Corporation shall be a Chairman of the Board, a Vice Chairman, a President, one or more Executive Vice Presidents, one or more Vice Presidents, a Treasurer, a Secretary and a Comptroller. A person may hold any number of offices, but an officer shall not execute, acknowledge, or verify an instrument in more than one capacity if the instrument is required by law, the Articles of Incorporation or By-Laws of the Corporation to be executed, acknowledged or verified by two or more officers. Officers need not be directors.

         Section 2. ELECTION AND TERM. At its annual meeting after each annual meeting of shareholders (or special meeting in lieu thereto, the Board shall elect the officers. The term of each officer shall be until the next annual meeting of the Board and until his successor is elected and qualified or until his death, resignation or removal.

         Section 3. SUBORDINATE OFFICERS AND AGENTS. The Board and, in the fields of their jurisdiction, the executive committee and other standing committees, may from time to time appoint such subordinate officers as they may deem necessary, who shall hold office for such period, have such authority and perform such duties as the Board, the executive committee or the other standing committees respectively may prescribe. The Board, the executive committee and the other standing committees may likewise from time to time authorize any officer to appoint agents and employees and to prescribe their powers and duties.

         Section 4. COMPENSATION. The Board shall have power to fix the compensation of all officers of the Corporation. It may authorize any officer, upon whom the power of appointing, subordinate officers may have been conferred, to fix the compensation of such subordinate officers. See Article 11, Section 13 regarding compensation of officer directors.

         Section 5. BONDS, DUTIES AND RELIANCE. The Board may require any officer of the Corporation to give a bond to the Corporation, conditional upon the faithful performance of his duties, with one or more sureties and in such amount as may be satisfactory to the Board. See Article 11, Section 18, regarding protection of officers relying on certain persons and other matters.

         An officer, as between himself and other officers and the Corporation, has such authority and shall perform such duties in the management of the Corporation as may be provided in the By-Laws, or as may be determined by resolution of the Board not inconsistent with the By-Laws.

         Section 6. RESIGNATION. Any officer may resign at any time by giving written notice to the Corporation through the Chairman of the Board, the President or the Secretary. Unless otherwise stated in such notice of resignation, acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, upon the receipt by any one of the aforesaid parties.

         Section 7. REMOVAL. Except where otherwise expressly provided in a contract authorized by the Board, any officer elected or appointed by the Board may be removed by the Board, with or without cause, at any time. Any other officers, agents or employees of the Corporation may be removed, with or without cause, at any time by a vote of the Board or by any committee or superior officer appointing them.


         An officer elected by the shareholders may be removed, with or without cause, only by vote of the shareholders, but his authority as an officer may be suspended by the Board for cause.

         The fact of the election or appointment of an officer does not in and of itself create contract rights.


         Section 8. VACANCIES. A vacancy in any office may be filled for the unexpired portion of the term by the Board or, where appropriate, by the executive committee or the other standing committees.

         Section 9. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the chief executive officer of the Corporation and, subject to the Board and the standing committees of the Corporation, shall be in general charge of the affairs of the Corporation. By virtue of his office, he shall be chairman of the executive committee of the Corporation. He shall keep the Board and the executive committee fully informed of the affairs of the Corporation and shall freely consult them concerning the affairs of the Corporation in his charge. He shall, in the absence or incapacity of the President, as determined by the Board or the executive committee (or where no such other officer exists), perform all the duties and functions and exercise aN the powers of the President. The Board from time to time may vary, add to and/or eliminate any and all of the foregoing duties, powers and offices by resolution.

         Section 10. VICE CHAIRMAN. The Vice Chairman shall be a member of the executive committee of the Corporation, by virtue of his office. He shall have such powers and perform such duties as may be assigned to him by the Board or the Chairman of the Board. In the absence or disability of the Chairman of the Board, as determined by the Board or the executive committee (or where no such officer exists) he shall perform all the duties and functions then required of and exercise all the powers then possessed by the Chairman of the Board. The Board from time to time may vary, add to and/or eliminate any and all of the foregoing duties, powers and offices by resolution.

         Section 11. PRESIDENT. The President shall be the chief operating officer of the Corporation. Subject to the Board, the executive committee and the Chairman of the Board, to whom he shall report, the President shall be in general and active charge of the business of the Corporation. He shall, by virtue of his office, be a member of the executive committee of the Corporation. In the absence or disability of the Chairman of the Board and the Vice Chairman as determined by the Board or the executive committee (or where no such officers exist), he shall perform all duties and functions and exercise all the powers of the Chairman of the Board and Vice Chairman. He shall have power to sign certificates and documents referred to under Article VIII. He shall have power to appoint and remove all agents and employees not appointed or elected by the Board, He shall perform such other duties as may be assigned him by the Board. The Board from time to the may vary, add to and/or eliminate any and all of the foregoing duties, powers and offices by resolution.

         Section 12. EXECUTIVE VICE PRESIDENTS. Each Executive Vice President shall have such powers and perform such duties as may be assigned to him by the Board. In the absence or disability of the Chairman of the Board, the Vice Chairman and the President, as determined by the Board or the executive committee (or where no such officers exist), the then powers, duties and functions of such offices shall be temporarily performed and exercised by such one or more of the Executive Vice Presidents as shall be designated by the Board, or, if not designated by the Board, by the executive committee or, if not designated by the executive committee, by the Chairman, the Vice Chairman or the President in the foregoing order or priority.

         Section 13. VICE PRESIDENTS. Each Vice President shall have such powers and perform such duties as may be assigned to him by the Board.

         Section 14. TREASURER. The Treasurer shall have custody of all funds and securities of the Corporation. When necessary or proper he shall endorse the collection checks, drafts, and other instruments for the payment of money and shall deposit them to the credit of the Corporation in an authorized bank or depositary. He shall prepare or cause to be prepared financial statements which fairly present the financial position and results of the operations of the Corporation. Whenever required by the Board or the executive committee, he shall render an account of his transactions. He shall enter regularly in the books to be kept by him a full and accurate account of all money received and paid by him on behalf of the Corporation. His books and accounts shall at all times during the usual hours of business be open to the examination of any director at the office of the Treasurer. He shall perform all acts incident to the position of Treasurer, subject to the control of the Board and the executive committee.

         Section 15. ASSISTANT TREASURERS. The Board or the executive committee may appoint one or more Assistant Treasurers, each of whom shall have such powers and perform such duties as may be assigned to him by the Board or the executive committee.

         Section 16. SECRETARY. The Secretary shall keep the seal of the Corporation and the minutes of all meetings of shareholders and directors and of such committees as may be directed. He shall attend to the giving of all notices as directed. He may sign with the Chairman of the Board, the President, an Executive Vice President or a Vice President all contracts and instruments of conveyance and when so ordered by the Board or the executive committed or other properly empowered standing committees, he shall affix the seal of the Corporation thereto. He shall have charge of such books and papers as the Board, the executive committee or other properly empowered standing committees may require. His books and records shall at all times during the usual hours for business be open to the examination of any director at the office of the Secretary. He shall submit any reports to the Board, the executive committee or other properly empowered standing committees that they may request. He, assisted by any transfer agent(s) and registrar(s) which may be appointed from time to time by the Corporation, shall keep records of all outstanding capital stock and other securities issued by the Corporation. In the absence of such appointments, he shall act as transfer clerk for the Corporation and keep such records without assistance. He shall perform all acts incident to the office of Secretary, subject to the control of the Board, the executive committee and other standing committees.

         Section 17. ASSISTANT SECRETARIES. The Board or the executive committee may appoint one or more Assistant Secretaries each of whom shall have such powers and perform such duties as may be assigned to him to the Board or the executive committee.

         Section 18. COMPTROLLER. The Comptroller shall be in charge of the accounts of the Corporation. He shall have such powers and perform such duties as may be assigned to him by the Board or the executive committee. He shall submit such reports and records to the Board or the executive committee as may be requested by them.

         Section 19. ASSISTANT COMPTROLLERS. The Board or the executive committee may appoint one or more Assistant Comptrollers, each of whom shall have such powers and perform such duties as may be assigned to him by the Board or the executive committee.

         Section 20. GENERAL COUNSEL. The Corporation may, but need not have a General Counsel who shall be appointed by the Board and who shall have general control of all matters of legal import concerning the Corporation. The General Counsel may consist of a private law firm, an individual private practitioner or a duly qualified employee of the Corporation.

         Section 21. GENERAL MANAGERS. The President may from time to time appoint General Managers or other officers, agents or employees for the several divisions and subsidiaries (all such appointees for a subsidiary must be made in accordance with its corporate powers) of the Corporation. The powers and duties of each such appointee shall be such as may be determined by the Board or the executive committee and shall be within the corporate powers of any subsidiary.

                                   ARTICLE V

                    Shares and Their Transfer, Certificates
                     for Shares and Bonds and Record Dates


         Section 1. CERTIFICATES FOR STOCK. Ever owner of capital stock of the Corporation shall be entitled to have a certificate or certificates, in such form or forms as the Board shall prescribe, certifying the number, class and series, if any, of shares of stock of the Corporation owned by him. The certificates representing shares of the respective classes and series, if any, of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by a person who was at the time of signing the Chairman of the Board, the Vice Chairman, the President, any Executive Vice President or any Vice President and which also may be signed by another officer of the Corporation; provided however, that where any such certificate is countersigned (a) by a transfer agent or assistant transfer agent or (b) by a transfer clerk acting on behalf or the Corporation and a registrar, the signatures thereon such Chairman of the Board, Vice Chairman, President, Executive Vice President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer, may be a facsimile. If an officer of the Corporation who shall have signed, or whose facsimile signature shall have been used on any such certificate or certificates shall cease to be such officer or officers, whether because of death resignation, removal or otherwise, such certificate or certificates may nevertheless be issued and delivered as though the person who signed such certificate or certificates or whose facsimile signature shall have been used thereon had not ceased to be an officer at the date of issue. A record shall be kept of the respective names and addresses of the persons, firms or corporations owning the stock represented by certificates for stock of the Corporation, the number, class and series, if any, of shares represented by such certificates, respectively, the respective dates of issuance thereof, and, in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall first be cancelled, and a new certificate or certificates shall be issued in exchange for any existing certificate only after such existing certificate shall have been so cancelled, except in cases provided for in Section 4 of this Article V. The Corporation shall be entitled to treat the holder of record of any share or capital stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any such share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by the laws of Indiana. See Article VIII, Section 3.

         The Corporation shall register a stock certificate presented to it for transfer if (subject to waiver of (b) by the President or Secretary):
         (a) The certificate is properly endorsed by the holder of record or by his duly authorized attorney;
         (b) the signature of such person or persons has been guaranteed by a commercial bank or trust company located in the continental United States or a member of any registered national securities exchange and reasonable assurance is given that such endorsements are effective;
         (c) the Corporation has no notice of any adverse claims or has discharged any duty to inquire into any such claims; and
         (d) there has been compliance with any applicable law relating to the collection of taxes. See Article V, Section 2.

         A certificate representing shares shall state upon its face:
         (a) That the Corporation is formed under the laws of the State of Indiana;
         (b)  the name of the person to whom issued;
         (c) the number and class of shares, and the designation of the series, if any, which the certificate represents;

         A certificate representing shares of Capital Stock shall set forth on its face or back or state that the Corporation will furnish to a shareholder upon request and without charge a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued and where the Corporation is authorized to issue any class or shares in series, the designation, relative rights, preferences and limitations of each series so far as the same have been prescribed and the authority of the Board to designate and prescribe the relative rights, preferences and limitations of other series.

         Section 2. TRANSFER OF STOCK. Transfer of shares of the capital stock of the Corporation shall be made only on the books of the Corporation upon the direction of the registered holder thereof, or of his attorney thereunto authorized by written power of attorney duly executed and filed with the Secretary or with a transfer clerk or a transfer agent appointed as in Section 3 of this Article V provided, upon surrender of the certificate or certificates for such shares in form required for the Corporation to register a stock certificate presented to it for transfer under Section 1 of this Article V.

         Section 3. TRANSFER AGENT; REGISTRAR; RULES RESPECTING CERTIFICATES. The Corporation shall comply with Rule 10b-14 under the Securities Exchange

Act of 1934 and its successor provisions, and to this end it shall maintain one or more transfer offices or agencies, each in charge of a transfer clerk or a transfer agent designated by the Board, where the shares of capital stock of the Corporation shall be transferable. The Corporation may also maintain one or more registry offices, each in charge of a registrar designated by the Board, where such shares of capital stock may be registered. The Board may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Corporation. The Board may require some or all certificates for capital stock to bear the signature or signatures of any or all such transfer agent(s) and registrar(s.)

         Section 4. LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation may issue a new certificate for shares or fractional shares of the capital stock of the Corporation in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed. Any person claiming a stock certificate in lieu of one lost, stolen or destroyed shall give the Corporation an affidavit as to his ownership of the certificate and of the facts which go to prove its loss, theft or destruction. He shall satisfy any reasonable requirements imposed by the Board and, if required by the Board, give the Corporation a bond, in such form and with such surety or sureties as the Board shall in its uncontrolled discretion determine to be sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged lost, stolen or destroyed certificate, or the issuance of such a new certificate.

         Section 5. RECORD DATES - SHAREHOLDER LIST. In fixing record dates the Corporation shall comply with the provisions of Rule I Ob-7 and any successor provisions under the Securities Exchange Act of 1934 where the record date pertains to securities registered under the Act; the NASD policy requiring ten
(10) days notice in advance of the record date to the Secretary of the Uniform Practice Committee where the record date pertains to a security traded in the over-the-counter market; the New York Stock Exchange and American Stock Exchange policies requiring ten (10) days notice to either of such exchanges in advance of the record date where the record date pertains to a security traded on either of such exchanges; and any applicable provisions regarding notice in any contracts and indentures to which the Corporation is a party. Failure to comply with such provisions and policies shall not affect the legality of a record date fixed hereunder.

         For the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment of a meeting, the By-Laws may provide for fixing, or in the absence of a provision the Board may fix a record date, which shall not precede the date on which the resolution fixing the record date is adopted by the Board. The date shall not be more than sixty (60) nor less than ten (10) days before the date of the meeting. If a record date is not fixed, the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or if no notice is given, the day next preceding the day on which the meeting is held. When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this Section, the determination applies to any adjournment of the meeting, unless the Board fixes a new record date under this section for the adjourned meeting.

         For the purpose of determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, the By-Laws may provide for fixing a record date, which shall not be more than sixty (60) days before effectuation of the action proposed to be taken. In the absence of a provision, the Board may fix a record date, which shall not precede the date on which the resolution fixing the record date is adopted by the Board and shall not be more than ten (10) days after the Board resolution. If a record date is not fixed and prior action by the Board is required with respect to the Corporate action to be taken without a meeting, the record date shall be the close of business on the day on which the resolution of the Board is adopted. If a record date is not fixed and prior action by the Board is not required, the record date shall be the first date on which a signed written consent is delivered to the Corporation.

         For the purpose of determining shareholders entitled to receive payment of a share dividend or distribution, or allotment of a right, or for the purpose of any other action, the By-Laws may provide for fixing, or in the absence of a provision the Board may fix a record date, which shall not precede the date on which the resolution fixing the record date is adopted by the Board. The date shall not be more than sixty (60) days before the payment of the share dividend or distribution or allotment of a right or other action. If a record date is not fixed, the record date shall be the close of business on the day on which the resolution of the Board relating to the Corporate action is adopted.

         The officer or agent having charge of the stock transfer books for shares of the Corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment thereof. The list shall:
         (a) Be arranged alphabetically within each class and series, with the address of, and the number of shares held by, each shareholder.
         (b)  Be produced at the time and place of the meeting.
         (c) Be subject to inspection by any shareholder during the whole time of the meeting.
         (d) Be prima facie evidence as to who are the shareholders entitled to examine the list or to vote at the meeting.

         If the requirements of this section have not been complied with, or demand of a shareholder in person or by proxy, who in good faith challenges the existence of sufficient votes to carry any action at the meeting, the meeting shall be adjourned until the requirements are complied with. Failure to comply with the requirements of this section does not affect the validity of an action taken at the meeting before the making of such a demand.

         Section 6. SUBSCRIPTIONS FOR SHARES. Unless otherwise provided in the subscription agreement, subscriptions for shares must be in writing and signed by the subscriber, whether made before or after the organization of the Corporation, shall be paid in full at such time, or in such installments and at such times, as shall be determined by the Board. Any call made by the Board for the payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series, as the case may be. In case of default in the payment of any installment or call when such payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due the Corporation or it may sell the shares in any reasonable manner giving twenty (20) days notice by registered or certified mail, any excess of net proceeds realized over the amount due plus interest shall be paid to subscriber, it may rescind the subscription and may recover for breach of contract, the rights and duties set forth in this Section shall be interpreted as cumulative so far as is consistent with entitling the Corporation to a full and single recovery of the amount due or its damages. The Corporation may retain a security interest in any shares as collateral for performance by the subscriber of his or her obligations under a subscription agreement and subject to the power of sale or rescission upon default under the Indiana Business Corporation Law.

         Section 7. SIGNATURES ON BONDS. The signatures of officers upon a bond may be facsimiles.

         Section 8. RESTRICTIONS ON TRANSFER. A restriction on the transfer of a bond or share of a corporation may be imposed either by the Articles of Incorporation of the Corporation or by the By-Laws or by an agreement among any number of holders or among such holders and the Corporation. A restriction so imposed is not binding with respect to bonds, or shares issued before adoption of the restriction unless the holders thereof are parties to an agreement or voted in favor of the restriction.

         A written restriction on the transfer or restriction of transfer of a bond or share of the Corporation, if permitted and noted conspicuously on the instrument, may be enforced against the holder of the restricted instrument or a successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder. Unless noted conspicuously on the instrument, a restriction, even though permitted by law is ineffective except against a person with actual knowledge of the restriction.

                                   ARTICLE VI

                                Indemnification

         Section 1. PERSONS ENTITLED TO INDEMNIFICATION; STANDARDS OF CONDUCT. To the extent permitted by Indiana law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, office, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         The Corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact the he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Any indemnification under the above paragraphs (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met with the applicable standard of conduct set forth in such paragraphs. Such determination shall be made in either of the following ways:
         (a) By the Board by a majority of a quorum consisting of directors who were not parties or threatened to be made parties to such action, suit or proceeding;
         (b) if a quorum cannot be obtained under subsection (a), by majority vote of a committee duly designated by the Board and consisting solely of two or more directors not at the time parties or threatened to be made parties to the action, suit or proceeding.
         (c) if such quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion who is selected:
                    (i) by the Board or committee as provided in (a) or (b)
                    (ii) if quorum cannot be obtained under subsection (a) and a committee cannot be designated under (b) by the Board or;
         (d) by the shareholders. But shares held by directors, officers, employees or agents who are parties or threatened to be made parties may not be voted.

         Expenses incurred in defending a civil or criminal action, suit or proceeding described in the above paragraphs may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided above upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation if all of the following are present:
         (a) The person furnishes the Corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct set forth herein.
         (b) The person furnishes the Corporation a written undertaking, executed personally on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct.
         (c) A determination is made that the facts then known to those making the determination would not preclude indemnification under the act.

         A provision made to indemnify directors or officers in any action, suit or proceeding, whether contained in the Articles of Incorporation, the By-Laws, a resolution of shareholders or directors, an agreement or otherwise, shall be invalid only insofar as it is in conflict with this Article. Nothing contained in this Article shall affect any rights to indemnification to which persons other than directors and officers may be entitled by contract or otherwise by law. The indemnification provided in this Article continues as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have power to indemnify him against such liability under this Article.

         For the purposes of this Article, references to the Corporation include all constituent corporations absorbed in a consolidation or merger and the resulting or surviving corporation, so that a person who is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

         In the event that any conflict arises between the provisions in the Articles of Incorporation and in the By-Laws on the subject of Indemnification, the provision in the Articles of Incorporation shall control.

                                  ARTICLE VII

                                 Miscellaneous


         Section 1. REGISTERED OFFICE. The registered office of the Corporation in the State of Indiana and the name of the resident agent in charge thereof shall be CT Corporation System, One North Capitol Avenue, Indianapolis, IN 46204.

         Section 2. PRINCIPAL, BRANCH AND SUBORDINATE OFFICES. The Corporation may also have principal, branch and subordinate offices other than said registered office at such place or places, either within or without the State of Indiana, as the Board may from time to time appoint or as the business of the Corporation may require. The Corporation's initial principal office shall be located at 901 Wilshire Drive, Suite 360, Troy, Michigan 48084.

         Section 3. BOOKS AND RECORDS AND SHAREHOLDER INSPECTION RIGHTS. The Corporation shall keep books and records of account and minutes of the proceedings of its shareholders, Board and executive committee, if any. Unless otherwise provided in the By-Laws, the books, records and minutes may be kept outside the State of Indiana. The Corporation shall keep at its registered office, or at the office of its transfer agent or transfer clerk within or without the State of Indiana, a true copy of its Articles of Incorporation certified by the Secretary of State of the State of Indiana, together with a copy of its By-Laws, certified by an officer of the Corporation, all amendments thereto and a stock ledger or duplicate stock ledger, revised at least annually, provided that instead of the stock ledger or a duplicate thereof, a statement may be kept swing out the name of the custodian of such stock ledger or duplicate thereof and the address where such stock ledger is kept. Such ledger shall contain records reflecting the names and addresses of all past and current shareholders, the number, class and series of shares held by each and the dates when they respectively became and ceased to be holders of record thereof. Any of such books, records or minutes may be in written form or in any other form capable of being converted into written form within a reasonable time. The Corporation shall convert into written form without charge any such record not in such form, upon written request of a person entitled to inspect them.

         Upon written request of a shareholder, the Corporation shall mail to the shareholder its balance sheet as at the end of the preceding fiscal year; its statement of income for such fiscal year; and, if prepared by the Corporation, its statement of source and application of funds for such fiscal year.

         A person who is a shareholder of record of the Corporation, who is qualified to inspect by virtue of the Articles of Incorporation and Section 78.105, upon written demand indicating the purpose and the records desired and showing that the records sought are directly connected with the purpose, may examine for any proper purpose in person or by agent or attorney, during usual business hours, its minutes of shareholders' meetings and register of shareholders' names, addresses and share holdings and make extracts therefrom, at the places where they are kept pursuant to the above requirements.

         If the Corporation does not permit an inspection within five business days after a demand has been received or imposes unreasonable conditions upon the inspection, upon proof by a shareholder of a proper purpose, a court of appropriate jurisdiction may compel production for examination by the shareholder of the books and records of account, minutes and record of shareholders of the Corporation, and may allow the shareholder to make extracts therefrom.

         A holder of a voting trust certificate representing shares of the Corporation is deemed a shareholder for the purpose of this Section.

         Section 4. DIVIDENDS AND NOTICE THEREOF. Subject to the provisions of the Indiana Business Corporation Law, the Articles of Incorporation of the Corporation and these By-Laws, the Board may declare and pay dividends upon the shares of the Corporation's capital stock out of any form of surplus or in additional shares of its capital stock, whenever and in such amounts as, in the opinion of the Board, the condition of the affairs of the Corporation shall render it advisable.

         A share dividend or other distribution of shares of the Corporation shall be accompanied by a written notice (a) disclosing the amounts by which the distribution affects stated capital, capital surplus and earned surplus, or (b) if such amounts are not determinable at the time of the notice, disclosing the approximate effect of the distribution upon stated capital, capital surplus and earned surplus and stating that the amounts are not yet determinable.

         Section 5. SEAL. The Board shall provide a corporate seal, which shall be circular in form and shall bear the full name of the Corporation and the words and figures "Incorporated in Indiana", or words and figures of similar impact. The seat or a facsimile thereof may be impressed or affixed or reproduced or other use made thereof by the Secretary, any Assistant Secretary or any other officer authorized by the Board.

         Section 6. FISCAL YEAR The fiscal year of the Corporation shall end on the last day of May in each year. Such date may be changed for future fiscal years at any time and from time to time by resolution of the Board. (Amended November 12, 1998)

         Section 7. WAIVER OF NOTICE. Whenever any notice whatever is required to be given by these By-Laws or by the Articles of Incorporation of the Corporation or by the then existing law of the State of Indiana, a waiver thereof in writing, signed by the person or persons entitled to said notice, or by his duly authorized attorney, whether before or after the time stated therein, shall be deemed equivalent thereto.

         When, under the Indiana Business Corporation Law or the Articles of Incorporation or By-Laws of the Corporation or by the terms of an agreement or instrument, the Corporation or the Board or any committee thereof may take action after notice to any person or after lapse of a prescribed period of time, the action may be taken without notice and without lapse of the period of time, if at any time before or after the action is completed the person entitled to notice or to participate in the action to be taken or, in the case of a shareholder, by his attoney-in-fact, submits a signed waiver of such requirements.

         A shareholder's attendance at a meeting will result in both of the following:
         (a) Waiver of objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transaction business at the meeting.
         (b) Waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

         Section 8. NOTICE. When a notice or communication is required or permitted to be given, it shall be given in person or mailed to the person to whom it is directed at the address designated by him for that purpose, or, if none is designated, at his last address known to the Corporation. The notice or communication is given when deposited, with postage thereon prepaid, in a post office or official depository under the exclusive care and custody of the United States postal service. The mailing shall be registered, certified or other first class mail.

         Section 9. DISPENSING WITH NOTICE. When a notice or communication is required to be given to a person by the Indiana Business Corporation Law, by the Articles of Incorporation or By-Laws of the Corporation, or by the terms of an agreement or instrument relating to the internal affairs of the Corporation, or as a condition precedent to taking corporate action, and communication with the person is then unlawful under a statute of Indiana or the United States or a rule, regulation, proclamation or order issued under any of those statutes, the giving of the notice or communication to the person is not required and there is no duty to apply for a license or other per- mission to do so. An affidavit, certificate or other instrument which is required to be made or filed as proof of the giving of a notice or communication required by this Section, if the notice or communication to any person is dispensed with under this Section, shall include a statement that the notice or communication was not given to any person with whom communication is unlawful. The affidavit, certificate or other instrument is as effective for all purposes as though such notice or communication had been personally given to the person.

         Section 10. ANNUAL REPORT. The Corporation at least once in each fiscal year shall cause a financial report of the Corporation for the preceding fiscal year to be made and distributed to each shareholder thereof within 4 months after the end of the fiscal year. The report shall include the Corporation's statement of income, its year-end balance sheet and, if prepared by the Corporation, its statement of source and application of funds and such other information as may be required by the Indiana Business Corporation Law. Where one or more classes of securities of the Corporation are traded on an exchange or in the over-the-counter market, copies of the annual report shall be furnished to the exchange(s) and the National Association of Securities
Dealers, Inc. as appropriate and to the financial reporting services.

     Section 11. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or the President shall direct in such banks, trust companies or other depositories as the Board may select or as may be selected by any executive officer, or other officer or agent of the Corporation to whom power in that respect shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any executive officer or other officer or agent of the Corporation as thereunto authorized from time to time by the Board.

     Section 12. PARTICIPATION IN SHAREHOLDERS' MEETING. A shareholder may participate in a meeting of shareholders by a conference telephone or by other similar communications equipment through which all persons participating in the meeting may communicate with the other participants. All participants shall be advised of the communications equipment and the names of the participants in the conference shall be divulged to all participants.

     Participation in a meeting pursuant to this section constitutes presence in person at the meeting.


                                  ARTICLE VIII

                 Special Corporate Acts, Negotiable Instruments
                          Deeds, Contracts and Proxies

         Section 1. EXECUTION OF NEGOTIABLE INSTRUMENTS. All checks, drafts, notes, bonds, bills of exchange and orders for the payment of money shall, unless otherwise directed by the Board or unless otherwise required by law, be signed by any two of the following officers: The Chairman of the Board, President, a Vice-President, Treasurer, Assistant Treasurer, Secretary, Assistant Secretary, or Comptroller or Assistant Comptroller. The Board may, however, authorize any one of such officers to sign checks, drafts and orders for the payment of money, which are for any amounts in any instance; and may authorize any one of its officers or employees, other than those named above, or different combinations of such officers and employees to sign checks, drafts and orders for the payment of money for any amounts. The Board may authorize the use of facsimile signatures of any officer or employee in lieu of manual signatures.

         Section 2. EXECUTION OF DEEDS, CONTRACTS, ETC. Subject always to the specific directions of the Board, all deeds and mortgages made by the Corporation and all other written contracts and agreements to which the Corporation shall be a party shall be executed in its name by the President or one of the Vice Presidents, and, when requested, the Secretary or an Assistant Secretary shall attest to such signatures and affix the corporate seal to the instruments.

         Section 3. ENDORSEMENT OF STOCK CERTIFICATES. Subject always to the specific directions of the Board, any share or shares of stock issued by any corporation and owned by the Corporation may, for sale or transfer, be endorsed in the name of the Corporation by the Chairperson of the Board, Vice-Chairperson of the Board, President or one of the Vice Presidents and which also may be signed by another officer of the Corporation, and where required, his signature may be attested to by the Secretary or an Assistant Secretary who shall affix the corporate seal. This Section does not govern signatures required in the initial issuance or the reissuance of the Corporation's own shares, which is governed by Section I of Article V.

                                   ARTICLE IX

                             Amendments to By-Laws

         These By-Laws may be altered or amended by the affirmative vote of a majority of the capital stock of the Corporation issued and outstanding and entitled to vote thereat, at any regular or special meeting of shareholders if notice of the proposed alteration or amendment be contained in the notice of the meeting. These By-Laws also may be altered or amended by a resolution adopted by the affirmative vote of a majority of all directors of the Board then in office at a regular or special meeting subject to being altered or abolished by an appropriate vote of the shareholders.